SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) January 31, 1996
                                                     -----------------

                      Commission File Number 33-43508
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                      NORTH ATLANTIC ENERGY CORPORATION
                    ---------------------------------
           (Exact name of registrant as specified in its charter)


               NEW HAMPSHIRE                      06-1339460
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     (State of other jurisdiction of          (I.R.S Employer
      incorporation or organization)         Identification No.)


      1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE         03105
     ------------------------------------------------------------------
       (Address of principal executive officers)      (Zip Code)


                             (603) 669-4000
                             --------------
           (Registrant's telephone number, including area code)

                             Not Applicable
                             --------------
     (Former name of former address, if changed since last report)

Item 5. Other Events

1. Nuclear Operations

     On January 31, 1996, the Nuclear Regulatory Commission ("NRC") announced that the Millstone Nuclear Power Station in Waterford, Connecticut ("Millstone") had been placed on its "watch list" because of longstanding performance concerns that warranted "increased NRC attention until the licensee demonstrates a period of improved performance."

     Millstone 1, a 660 Megawatt (MW) boiling water reactor, and Millstone 2, a 870 MW pressurized water reactor, are owned by The Connecticut Light and Power Company (CL&P) and Western Massachusetts Electric Company (WMECO), 81% and 19% for each, respectively. Millstone 3, a 1,148 MW pressurized water reactor, is owned by CL&P (52.93%), WMECO (12.24%), and Public Service Company of New Hampshire (PSNH) (2.85%), and a number of non-affiliates. The three Millstone units are operated by Northeast Nuclear Energy Company, a Northeast Utilities (NU) subsidiary. CL&P, WMECO and PSNH are also NU subsidiaries.

     The NRC listed a number of problems which have arisen since 1990 at Millstone, including licensed reactor operator requalification failures, repetitive improper maintenance causing an unisolable valve failure, problems with a supplemental leak collection release system, inadequate erosion-corrosion monitoring, untimely corrective action involving a heater drain tank recirculation line rupture, poor testing control causing an inadvertent drain-down of a reactor vessel, a high number of safety system failures, safety relief valve setpoint drift problems, untimely corrective actions for identified design deficiencies, failures to implement procedures which precipitated significant plant events and in some cases endangered plant staff and failure to comply with safety-related aspects of Millstone's Final Safety Analysis Report ("FSAR") and portions of other requirements. Also mentioned were two instances of escalated enforcement actions by the NRC for harassment, intimidation and discrimination against employees raising safety concerns and a continuing high volume of employee allegations of safety concerns not being resolved appropriately by NU.

     The NRC recognized that at present there are significant current variations in the performance of the three units, but the foregoing events, combined with a failure to sustain performance improvements across all three units and to resolve employee concerns, required continued close NRC monitoring of programs and performance at Millstone to assure development and implementation of effective corrective action programs.

     The NRC did not specifically restrict operations at the Millstone units, but management expects that the increased NRC attention will inevitably have effects and costs that cannot be accurately estimated at this time.

     Management plans to continue its extensive efforts already underway to address these concerns. For instance, concurrently with the NRC's action, NU has provided to the NRC the results of a comprehensive self-assessment review of the employee concern program at Millstone. The three month review included candid feedback from employees and concurs with a number of issues raised by the NRC.

     Millstone 1's latest refueling and maintenance outage, which began November 4, 1995 and was scheduled to end December 23, 1995, has been extended to early April while NU conducts a review of the unit's FSAR and an overall assessment of its readiness to restart. Millstone 2 and 3 are currently operating at full power.

                                SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          NORTH ATLANTIC ENERGY CORPORATION
                          ---------------------------------
                                     Registrant




Date  January 31, 1996         By /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer